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                                                      Exhibit 5.1

                   Farleigh Wada & Witt, P.C.
               121 S.W. Morrison Street, Suite 600
                     Portland, Oregon 97204


                       September 22, 1999


CFI ProServices, Inc.
400 S.W. Sixth Avenue
Portland, Oregon 97204

          Re:  Registration Statement on Form S-8
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Ladies and Gentlemen:

          You have requested the opinion of this firm with respect to certain matters in connection with the Registration Statement on Form S-8 (the ARegistration Statement@) to be filed by you under the Securities Act of 1933, as amended (the ASecurities Act@), for the purpose of registering the offer and sale of up to 853,500 authorized but unissued shares (the AShares@) of the Common Stock, no par value, of CFI ProServices, Inc. (the ACompany@) reserved for issuance under the Company=s Nonqualified Option Agreements dated January 21, 1999, First Amendment to Restated Outside Director Compensation and Stock Option Plan, Second Amendment to Consolidated and Restated Stock Option Plan, and Employee Savings and Stock Ownership Plan (collectively, the APlans@).

          For the purpose of rendering the opinions contained in this opinion letter, we have examined copies of:

          (a)  The Registration Statement;

          (b)  The Plans.

          (c) The  Company's  Amended  and  Restated  Articles of
Incorporation and Bylaws, each as amended to date; and the records of certain corporate proceedings and actions taken by the directors of the Company in connection with the offer and sale of the Shares; and

          (d) Such other corporate records and documents as we have deemed necessary or appropriate.

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CFI ProServices, Inc.
September 22, 1999
Page 2

In the course of our examination and investigations, we have assumed the genuineness of all signatures on all documents and the due execution and delivery of all documents requiring due execution and delivery for the effectiveness thereof.

          Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that the issuance of the Shares has been duly authorized and that the Shares, when issued, delivered and paid for in accordance with the terms of the Plans will be legally issued, fully paid, and nonassessable.

          We consent to the filing of this opinion as an exhibit to the Registration Statement. Subject to the foregoing sentence, this opinion letter is delivered solely for your benefit and may not be relied upon by, nor may a copy be delivered to, any other person without our prior written consent. In giving our consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations thereunder. This opinion letter is delivered as of the date hereof and we assume no obligation to advise you of any change that may hereafter be brought to our attention.

                              Very truly yours,

                              FARLEIGH, WADA & WITT, P.C.


                              By:  /s/ David R. Ludwig
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